Exhibit (p.1)

MFG Funds, Inc.

Magellan Investment Partners North America, Inc.

CODE OF ETHICS AND PERSONAL TRADING POLICY

Effective as of October 1, 1996, as amended through May 19, 2026.

I.	OVERVIEW

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1of the Investment Advisers Act of 1940, as amended (“Advisers Act”) and Rule 17j-1 of the Investment Company Act of 1940, as amended (“1940 Act”). This Code is adopted in conformity with these rules by Magellan Investment Partners North America, Inc. (“MIPNA”), and MFG Funds, Inc. (the “Funds”) (each a “Company,” collectively the “Companies”).

Unless otherwise provided in Section IX with respect to Independent Directors of the Funds, the applicable provisions of this Code apply to all Supervised Persons and Access Persons of the Companies (each as defined below).

Questions concerning this Code should be directed to the Chief Compliance Officer (“CCO”), or his/her designee, of the Funds or the applicable Company.

II.	DEFINITIONS

A.	“Access Person” means:

•	any director, officer or partner of MIPNA or the Funds; or

•	any other employee of MIPNA or any other Supervised Person who the CCO has determined to be an Access Person because he or she has access to non-public information regarding Fund or other advisory client (i) purchases or sales of securities; (ii) security recommendations; or (iii) portfolio holdings.

B.	“Administrator” means U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services.

C.	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are automatically made in (or from) Investment Accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

D.	“BasisCode” means a third-party vendor that the Companies utilize to centralize, manage, and monitor the Companies’ mandatory compliance activities under the Code, such as those pertaining to pre-clearance requests of securities transactions and for purposes of fulfilling periodic reporting requirements.

E.	“Beneficial ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

•	securities held in a person’s own name;

•	securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

•	securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

•	securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter -in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

•	securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an Access Person beneficially owns a security should be brought to the attention of the CCO or his/her designee.

F.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

G.	“Exempt Transactions” are those security transactions that are exempt from reporting requirements. Exempt Transactions also include transactions in open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan as defined above.

H.	“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

I.	“Independent Director” means a director of the Funds who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

J.	“Investment Account” means any account in which securities transactions can be affected and in which the Access Person has a beneficial ownership interest.

K.	“Investment Person” shall mean any employee, officer, or director of the Companies who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities and any natural person who is a control person of the Companies who obtains information concerning such recommendations. Investment Person also includes any other person designated by the CCO.

L.	“Managed Account” means an Investment Account in which the Access Person has no discretion over the specific securities purchased or sold within the Investment Account.

M.	“Pecuniary interest” has the same meaning as set forth in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

N.	“Private Placement” has the same meaning as “Limited Offering”; an offering that is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) or Section 4(a)(5) of the 1933 Act or Rule 504, 505 or 506 under said Act.

O.	“Purchase or sale of a security” includes, among other things, the buying or writing of an option to purchase or sell a security.

P.	“Reportable Fund” means (i) any registered investment company for which MIPNA serves as investment adviser or subadviser; (ii) any registered investment company whose investment adviser or principal underwriter controls MIPNA, is controlled by MIPNA, or is under common control with MIPNA; and (iii) any Exchange-Traded Fund (“ETF”).

Q.	“Security” shall mean any security within the meaning of Section 2(a)(36) of the 1940 Act; any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a ‘‘security’’, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Security shall also include shares of all Reportable Funds (e.g., the MFG Funds), shares of ETFs and other exchange-traded products and interests in collective trust funds and other pooled investment vehicles.

Security shall not include shares of registered open-end investment companies that are not Reportable Funds or ETFs, money market funds, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers’ acceptances, bank certificates of deposit, repurchase agreements, commercial paper, physical commodities, currencies and currency forward contracts.

R.	“Supervised Person” is (1) any officer, director, partner, or employee of MIPNA, and any other person who provides advice on behalf of MIPNA and is subject to MIPNA’s supervision and control, and (2) any other person identified by the CCO to be a Supervised Person (such as temporary employees or consultants).

III.	STANDARDS OF CONDUCT

A.	General Core Principles

The Advisers Act imposes a fiduciary duty on all investment advisers, including MIPNA ( the “Adviser”). The Board of Directors of the Funds likewise have a fiduciary duty to the Funds and their shareholders. This fiduciary duty compels all Access Persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code, and represents the expected basis of all dealings with the Adviser’s client(s) and Fund shareholders.

In connection with these expectations, the Companies have established the following core principles of conduct. While the following principles are not all-encompassing, they are consistent with the Companies’ core belief that ethical conduct is premised on the fundamental concepts of openness, integrity, honesty and trust:

1.	The duty at all times to place the interests of clients and Fund shareholders above all others;

2.	The requirement that all Securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

3.	The requirement that diligence and care shall be taken in maintaining and protecting non-public information concerning the Funds (see MFG Funds’ Portfolio Holdings and Disclosure Policies and Procedures); and

4.	The fundamental standard that no person shall take inappropriate advantage of his/her position with the Funds or the Adviser.

With respect to the Adviser, the following core principles also apply:

5.	The duty to provide investment advice that is in the best interest of the client.

6.	The duty to eliminate or make full and fair disclosure of all conflicts of interest relating to the advisory relationship.

B.	Personal Conduct

1.	Gifts. No Supervised Person shall give to or receive from any person or entity that does business with the Companies any gift or other offering of more than de minimis value (less than $300) on an annual basis.

2.	Entertainment. No Supervised Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do investment related business with or on behalf of the Companies. Supervised Persons may provide or accept an occasional business entertainment event, at a venue where business is typically discussed, such as dinner or a sporting event, of reasonable value, provided that the person or a representative of the entity providing the entertainment is present.

3.	Outside Board Service. No Supervised Person shall serve on the board of directors of either a public or private company without prior authorization from the CCO. The CCO will consider, among other items, whether the board service would be consistent with the interests of the Adviser’s clients.

4.	Outside Business Activities. Any Supervised Person wishing to engage in outside business activities shall obtain prior approval from the CCO and if requested, provide periodic reports to the CCO summarizing those outside activities.

5.	Federal Securities Laws. Supervised Persons are required to comply with Federal Securities Laws (as defined in Section II of this Code). Strict adherence to policies and procedures will assist such persons in complying with this important requirement.

6.	Conflicts of Interest. A conflict of interest may arise when a Company’s or a Supervised Person’s personal interests interfere, or appear to interfere, with the best interests of clients or Fund shareholders. Potential conflicts of interest should be brought to the attention of the CCO, who will determine whether further action is warranted (such as escalating to the President of the Company or Board of Directors of the Funds, implementing policy changes or addressing through disclosure). Actual or potential conflicts involving the CCO shall be brought to the attention of internal legal counsel or the President of the Company.

IV.	PERSONAL TRADING RESTRICTIONS

A.	Access Persons may not purchase or sell securities other than:

1.	Securities held in the S&P 500 Index at the time of purchase or sale;
2.	Securities held in the Russell 2000 Index at the time of purchase or sale;
3.	Private placements;
4.	Fixed Income Securities;
5.	Options on securities held in the S&P 500 Index at the time of purchase or sale;
6.	Options on securities held in the Russell 2000 Index at the time of purchase or sale;
7.	Options on broad based indices;
8.	Securities held in a non-employee retirement account where the account owner has no discretion over the timing or amount of the security transaction;
9.	Reportable Funds;

10.	Closed-end investment companies;
11.	Other exchange - traded collective investment vehicles approved by the CCO upon consultation with legal counsel (“ETVs”); and
12.	Exempt Transactions.

B.	Transactions in S&P 500 Index securities, Russell 2000 Index securities, private placements, fixed income securities, options on securities held in the S&P 500 Index and options on securities held in the Russell 2000 Index require pre-clearance (see Section V) and reporting (see Section VI). Transactions in Reportable Funds, excluding ETFs, require pre-clearance and reporting. The gifting of shares in Reportable Funds also requires pre-clearance. Transactions in ETVs require pre-clearance prior to initial purchase. Subsequent purchases and sales of previously cleared ETVs do not require additional pre-clearance. Closed-end investment companies and ETFs do not require pre-clearance.

C.	Access Persons may not transact in initial public offerings.

D.	Access Persons may beneficially own a Managed Account which invests in any investment style, provided the Access Person does not have investment discretion in the account (see definition of Managed Account in Section II). Transactions in Managed Accounts do not require pre-clearance, provided the Access Person has no discretion over the specific securities purchased or sold within the Investment Account. Transactions in Managed Accounts are subject to the reporting requirements in Section VI.

V.	PRE-CLEARANCE REQUIREMENTS

A.	Access Persons are required to obtain approval from the CCO, or his/her designee, prior to purchasing, selling or gifting any Security, including Reportable Funds (see the pre-clearance procedures set forth in Section V.B, below), unless the Security is exempt from pre-clearance as set forth in Section V.D, below. Pre-clearance requests by the CCO of a Company will be pre-cleared by another CCO of the Companies, internal legal counsel, or the President of the Company. When making the determination to approve a personal trading request, the CCO or designee will consider, among other items, that the proposed transaction is:

1.	In compliance with Section IV requirements and restrictions;
2.	Not potentially harmful to client accounts;
3.	Unlikely to affect the market in which the proposed Security is traded; and
4.	Not based on material, non-public information.

B.	For all Securities transactions requiring pre-clearance, Access Persons are required to submit a pre-clearance request through BasisCode and receive an approval from the CCO, or his/her designee, before purchasing, selling, or gifting any Security, including Reportable Funds. Only where BasisCode is unavailable, Access Persons are required to submit a manual securities transaction pre-clearance request form to the CCO, or his/her designee (see Appendix 1 for the manual securities transaction pre-clearance form).

C.	Once approved, the pre-clearance authorization is effective for three trading days. The three day trading period begins on the day the pre-clearance request is approved. Failure to execute the transaction will void the pre-clearance approval, requiring resubmission of the pre-clearance request. Authorizations for private placement transactions and Reportable Funds shall be effective for such time period as is necessary for the Access Person to effect the purchase or sale and as approved by the CCO on the pre-clearance request.

D.	Pre-clearance is not required for transactions in the following Securities:

1.	Shares of registered open-end investment companies, excluding Reportable Funds;
2.	Shares of closed-end funds;
3.	ETFs;
4.	Options on broad based indices or ETFs;
5.	Unit investment trusts;
6.	Securities issued by the United States Government;
7.	Short-term debt securities that are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act;
8.	Bankers’ acceptances;
9.	Bank certificates of deposit;
10.	Repurchase agreements;
11.	Shares of money market funds; and
12.	Commercial paper.

E.	The CCO may also approve pre-clearance requests for securities not listed in Section IV after giving consideration to the factors listed in Section V.A. 2 through 4.

F.	Access Persons are required to obtain approval from the CCO, or his/her designee, prior to opening an Investment Account, or upon the creation of a beneficial ownership interest in an Investment Account. Access Persons are required to request approval through BasisCode or by manual submission, as applicable (see Appendix 2 for the manual new account pre-clearance request form). Approval of Investment Accounts where an electronic feed into BasisCode is not available is on a case-by-case basis at the discretion of the CCO, or his/her designee. Pre-clearance requests by the CCO of a Company will be pre-cleared by another CCO of the Companies, internal legal counsel, or the President of the Company.

VI.	REPORTING REQUIREMENTS

A.	Quarterly Reports. Within 30 calendar days following the end of each calendar quarter, each Access Person shall submit to the CCO of the applicable Company for review a quarterly report via Basis Code (see Appendix 3 for a model report) reflecting all Securities transactions (including transactions involving Reportable Funds, transactions in Managed Accounts and any gifted Securities) that took place during that quarter in which such person had a direct or indirect beneficial ownership interest. The President of MIPNA will review each CCO’s reports. Access Persons are not required to report Exempt Transactions as defined in the Code (see Section II). If an Access Person effected no Securities transactions in a quarter, s/he shall complete the report and indicate that no transactions occurred for that quarter. Account statements may be attached to this report rather than listing each transaction on the form so long as the statements contain all the required information, as described below. If the CCO has received a duplicate account statement then the Access Person may indicate that on the form.

Information to be included on this quarterly transaction report is as follows:

•	Trade Date
•	Security Name and Type of Security
•	Ticker Symbol, CUSIP number
•	Number of Shares or Par
•	Interest Rate and Maturity
•	Type of Transaction (Purchase, Sale or Other)
•	Price
•	Principal Amount
•	Broker Name
•	Account Number
•	Date of Report

B.	Initial Portfolio Holdings Report. New Access Persons are required to provide a report of all Securities holdings (including holdings in Reportable Funds) to the CCO for review within 10 days of becoming an Access Person. The initial portfolio holdings report must be completed manually (see Appendix 7). The report must be current as of a date not more than 45 days prior to the individual becoming an Access Person. Account statements may be attached to this report rather than listing each holding on the form so long as the statements contain all the required information, as described below.

Information to be included in this report is as follows:

•	Account Number
•	Security Name and Type of Security
•	Ticker Symbol or CUSIP number
•	Number of Shares or Par
•	Principal Amount
•	Broker or Bank Name
•	Date of the Report

C.	Annual Portfolio Holdings Report. All Access Persons are required to provide a report of all Securities holdings (including holdings in Reportable Funds) to the CCO for review. The annual portfolio holdings report must be completed via BasisCode or completed manually, as applicable (see Appendix 7). The report shall be submitted by July 31. Securities holdings reflected in the report shall be current as of a date not more than 45 days before the annual report is submitted. Account statements may be attached to this report rather than listing each holding on the form so long as the statements contain all the required information, as described below. If the CCO has received a duplicate account statement then the Access Person may indicate that on the form.

Information to be included in this report is as follows:

•	Account Number
•	Security Name and Type of Security
•	Ticker Symbol or CUSIP number
•	Number of Shares or Par
•	Principal Amount
•	Broker or Bank Name
•	Date of the Report

D.	Duplicate Periodic Statements. Access Persons are required to arrange for duplicate copies of periodic statements of his or her Investment Accounts, to be sent to the CCO, or his/her designee. In cases where the Access Person is unable to arrange for duplicate copies to be sent to the CCO directly, the Access Person should attach a copy of such statement to the quarterly and annual reports. This requirement applies to any Investment Account over which the Access Person has direct or indirect beneficial ownership interest.

VII.	COMPLIANCE WITH THE CODE BY ACCESS PERSONS

A.	All Access Persons (other than Independent Directors) shall certify, upon becoming an Access Person and annually thereafter, that they have read, understand and agree to comply with the Code. All Access Persons (including Independent Directors) shall manually complete and provide an initial certification using the form attached as Appendix 5. Access Persons (other than the Independent Directors) shall complete the annual certification via BasisCode or by using the form attached hereto as Appendix 6.

B.	The CCO and Administrator shall prepare a quarterly report to the Funds’ Board of Directors which shall identify any material violations of the Code and the sanctions imposed in response to the violations during the past quarter. In addition, the CCO shall make reports to the Funds’ Board of Directors whenever necessary to identify any recommended changes in existing restrictions or procedures based upon the Funds’ experience under this Code, evolving industry practices, or developments in laws or regulations.

C.	The CCO and Administrator shall provide an annual report to the Funds’ Board of Directors that describes any issues arising under the Code since the last annual report, including, but not limited to, any material violations of the Code and the sanctions imposed in response to the violations that had not been previously reported to the Board of Directors. This report shall include a certification from the Funds and MIPNA stating that the respective entity has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

VIII.	INSIDER TRADING AND PROTECTION OF NON-PUBLIC INFORMATION

A.	Policy Statement. It is against the law and the policies of the Companies for any person subject to this Code to trade any Security, either for a personal account or on behalf of a client or others, (i) while aware of material, non-public (“inside”) information relating to the Security or the issuer and (ii) in breach of a duty of trust or confidence owed directly or indirectly to the issuer of that Security or its shareholders or to any other person who is the source of inside information. It may also be illegal, and it is a violation of the policies of the Companies, to communicate inside information to someone else in breach of a duty of trust or confidence (known as “tipping”).

B.	Material Information. Material information is information that a reasonable investor would consider important in making his or her investment decision about an issuer or a Security. Generally, this is information the disclosure of which would have an effect on the price of the Securities. Examples of material information include earnings estimates or revisions to previously published estimates, merger or other significant transaction proposals, significant new products or technological discoveries, litigation, extraordinary management developments and impending financial or liquidity problems. Information to be included in reports in the financial press may also be material prior to publication.

C.	Non-Public Information. Information is “non-public” or “inside information” until it has been effectively communicated to the marketplace. For information to be considered public, one must be able to point to some fact to show information is generally public. For example, information found in a report filed with the U.S. Securities and Exchange Commission, or appearing on the internet, or in Dow Jones, The Wall Street Journal or another publication of general circulation is considered public.

D.	Duty of Trust or Confidence. In addition to the sort of “insider” relationships such as acting as a director or adviser to the issuer that impose this obligation, a “duty of trust or confidence” also exists in other circumstances such as the following: (i) whenever a person agrees to maintain information in confidence; (ii) whenever one enters into a relationship the nature of which implies a duty to maintain the information in confidence; and (iii) whenever the person communicating the inside information and the person to whom it is communicated have a practice of sharing confidences, such that the recipient of the information knows or reasonably should know that the person communicating the inside information expects that the recipient will maintain its confidentiality. This may apply to family relationships as well as business relationships.

E.	Trading in the Funds. The applicability of insider trading theories to mutual funds such as the Funds is unsettled law, because there is less reason for concern about unfair informational disparities (since the Fund is the counterparty) and because the Fund is traded at net asset value based on the value of underlying Securities. Nonetheless, Access Persons are prohibited from purchasing or selling Fund shares based on material, non-public information. To avoid any potential problems, Access Persons should always consult the Funds’ CCO before trading if they believe they have any material non-public information with respect to the Funds. The CCO may place trading restrictions on the Funds with respect to Access Persons until public disclosure of a material event has occurred.

F.	Protection of Non-Public Information. Access Persons must maintain and protect non-public, confidential information of clients and Fund shareholders in accordance with the Companies’ privacy policy. Access Persons may not disclose material, non-public information about the Funds or the Companies to third parties, including non-public information about the Funds’ or client portfolios, trading strategies or pending transactions, except as part of their duties as an officer or director of the Funds or a Company. Access Persons must adhere to Reportable Funds’ portfolio disclosure holding policies.

G.	Penalties. Insider trading or improperly communicating inside information to others may result in severe penalties, including large personal fines and/or imprisonment. In addition, such actions may expose the Companies to fines as well as serious legal and regulatory sanctions. Any violation of this policy statement can be expected to result in serious sanctions by the Companies, including dismissal of the persons involved.

IX.	REQUIREMENTS OF INDEPENDENT FUND DIRECTORS

Independent Directors are exempt from all personal trading restrictions outlined above in Section IV, the pre-clearance requirements outlined above in Section V and the reporting requirements outlined above in Section VI except as the following describes. An Independent Director of the Funds need only report a transaction in a Security if such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Funds, should have known that, during the 15--day period immediately before or after the date of the transaction by the director, such Security was purchased or sold by the Funds or was being considered for purchase or sale by the Fund. Such transactions shall be reported to and monitored by the Administrator using the form attached hereto as Appendix 4. Independent Directors are subject to the provisions of Section III.A. and Section VIII. In addition, Independent Directors shall provide prior notice to the Funds’ CCO prior to joining the board of directors of any public company, including an investment company.

X.	RECORD KEEPING REQUIREMENTS

The following records will be kept in accordance with this Code:

•	Current and historic copies of this Code;
•	Written acknowledgements of receipt of this Code;
•	Historic listings of persons subject to this Code;
•	Violations of the Code, and records of action taken as a result of the violations;
•	All written reports provided to the Funds’ Board of Directors;
•	All personal transactions and holdings reports made by Access Persons and/or copies of Investment Account confirmations and statements and a record of the persons who are or were responsible for reviewing these reports;

•	All pre-clearance requests and approvals/disapprovals of Security trading by Access Persons, including documentation of the reasons for the approval/disapproval; and
•	A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of private placement.

The records must be maintained for required time periods, an in an easily accessible place for certain of such time periods, as provided in Rule 17j-1 under the 1940 Act and Rule 204-2(e) under the Advisers Act.

XI.	REPORTING VIOLATIONS

All Supervised Persons are required to report promptly any violation of this Code (including any discovery of any violation committed by another Supervised Persons) to the CCO. Examples of items that should be reported include, but are not limited to: noncompliance with Federal Securities Laws, conduct that is harmful to clients, and purchasing or selling Securities contrary to the Code.

All such persons are encouraged to report any violations or perceived violations; as such good faith reports will not be viewed negatively by the Company’s management, even if the reported matter, upon investigation, is not determined to be a violation of the Code.

XII.	SANCTIONS

Upon discovery of a violation of these policies, the President of the applicable Company, with input from the CCO, may impose such sanctions as deemed appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, or termination of the employment or other position of the violator. The President and the CCO will make the appropriate determination after taking into consideration all relevant facts and circumstances including the nature and seriousness of the violation and to what extent the violation reflects a willful disregard of the Supervised Person’s responsibilities regarding these policies and the Supervised Person’s past history of compliance or non-compliance with these policies. The Funds’ Board of Directors will be promptly informed by the CCO of any material violations of this Code.

Appendix 1

MFG FUNDS, INC. AND MAGELLAN INVESTMENT PARTNERS NORTH AMERICA, INC.

MANUAL SECURITIES TRANSACTIONS PRE-CLEARANCE FORM

Access Persons must complete this manual pre-clearance form prior to effecting any transaction not considered an Exempt Transaction as defined in the Code of Ethics and Personal Trading Policy, where BasisCode is unavailable.

Print Name:	Signature:

Date of Proposed Transaction:

I.	General Information (to be completed by Access Person)

1. This proposed transaction involves a(n) (check all that apply):

	☐ Fixed-income security ☐ Stop or limit order security ☐ Private Placement ☐ Other (Describe)	☐ Option on S&P 500 security ☐ Option on Russell 2000 ☐ Reportable Funds	☐ S&P 500 Index security ☐ Russell 2000 Index security ☐ Gifted security

Security Name / Description and Ticker / CUSIP	Number of Shares / Units	$ Amount of Proposed Transaction	Purchase / Sale / Gift / Other	Broker Name and Account #

2.     Do you have material non-public information concerning the issuer?

II.	Pre-Clearance Review/Decision (to be completed by the CCO)

1.	The proposed security is currently held in the S&P 500 Index, or an option on such a security. ☐ Yes ☐ No

2.	The proposed security is currently held in the Russell 2000 Index, or an option on such a security. ☐ Yes ☐ No

3.	The proposed security is an Initial Public Offering. ☐ Yes ☐ No

4.	The proposed security appears to be consistent with the policies described in the Code and the conditions necessary for approval have been satisfied. ☐ Yes ☐ No

The proposed transaction is:

☐ Approved Until Market Close on	☐ Not Approved

Signature of Reviewer:	Date:

Comments:

Appendix 2

MFG FUNDS, INC. AND MAGELLAN INVESTMENT PARTNERS
NORTH AMERICA, INC.

MANUAL NEW ACCOUNT PRE-CLEARANCE FORM

Access Persons must complete this pre-clearance form prior to opening any new investment account or upon the creation of a beneficial ownership interest in an investment account, where BasisCode is unavailable.

Print Name:

Signature:	Date:

Check the applicable box: ☐ I am requesting approval to open a new investment account. ☐ I am reporting the creation of a beneficial interest in an investment account.

Accounts Required to be Reported:

I am required to report all new investment accounts in which I will have a direct or indirect beneficial ownership interest as described in the Code of Ethics and Personal Trading Policy.

Questions regarding this form can be directed to __________________ at ___________.

Account Registration / Name on Account	Broker or Bank Name	Broker or Bank Address	Account Number (if known)

Pre-Clearance Review/Decision (to be completed by the CCO)

The Access Person requested approval to open a new investment account prior to opening the account.

☐ Yes      ☐ No      ☐ N/A

The Access Person reported the creation of a beneficial interest in an investment account in a timely manner.

☐ Yes      ☐ No      ☐ N/A

The proposed investment account appears to be consistent with the policies described in the Code and the conditions necessary for approval have been satisfied.        ☐ Yes      ☐ No

Rule 3210 Letter sent to other broker-dealer or financial institution, if applicable.      ☐ Yes      ☐ No      ☐ N/A

Signature of Reviewer:      ______________________________________

Date:_____________________________________

Comments:

Appendix 3

MFG FUNDS, INC. AND MAGELLAN INVESTMENT PARTNERS

NORTH AMERICA, INC.

Model Quarterly Securities Transaction Report for Access Persons

(excluding Independent Directors of the Funds) For

the Calendar Quarter Ended _________________________

During the quarter referred to above, the following transactions were affected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics and Personal Trading Policy.

I am not required to report transactions in registered open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, physical commodities, currencies, currency forward contracts or transactions effected pursuant to an automatic investment plan as defined in the Code. I am required to report Exchange Traded Funds. By signing below, I represent that:

•	I have obtained pre-clearance before opening any new investment accounts.
•	I have pre-cleared all securities transactions required by this Code and any transactions in Managed Accounts that were not pre-cleared were with respect to securities over which I had no discretion.

Check one or more applicable boxes:

☐ I had no reportable transactions during the period.

☐ I had reportable transactions, as disclosed below.

☐ I had reportable transactions, as disclosed in the attached investment statements.

☐ I had reportable transactions. The CCO is in receipt of my investment statements.

Security Name, Type and Ticker Symbol or CUSIP Number	Transaction Date	# of Shares or Par Value	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Principal Amount	Account Number	Broker, Dealer or Bank Through Whom Effected

Signature:_________________________________________                      Date:________________________________

Print Name: ___________________________________

Must be submitted within 30 days of the calendar quarter-end to: __________________________________.

Questions regarding this form may be directed to _______________________________________________.

Reviewed date:_________________________________________                 Signature:_________________________________________

Appendix 4

MFG FUNDS, INC.

Securities Transaction Report for Independent

Directors of the Funds For the Calendar Quarter

Ended _________________

During the quarter referred to above, I had security transactions, as reported below, which are required to be reported pursuant to the Code of Ethics and Personal Trading policy.

Security Name, Type and Ticker Symbol or CUSIP Number	Transaction Date	# of Shares or Par Value	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Principal Amount	Account Number	Broker, Dealer or Bank Through Whom Effected

Signature:________________________________                         Date:______________________

Print Name: ________________________________

Must be submitted within 30 days of the calendar quarter-end to:

[____________]

[____________]

[____________]

[____________]

Questions regarding this form may be directed to _______________________________________.

This section is to be completed by U.S. Bancorp Fund Services, LLC:

Reviewed: ___________________________            Signature: ___________________________

Date                                                                              Signature

☐ Transaction(s) require notification to CCO

☐ Transaction(s) does not require notification to CCO

Appendix 5

MFG FUNDS, INC. AND
MAGELLAN INVESTMENT PARTNERS
NORTH AMERICA, INC.

ACKNOWLEDGMENT OF RECEIPT OF CODE OF
ETHICS AND PERSONAL TRADING POLICY

(to be completed by new Access Persons)

I acknowledge that I have read and understand the MFG Funds, Inc., and Magellan Investment Partners North America, Inc. Code of Ethics and Personal Trading Policy.

I will comply with the Code of Ethics and Personal Trading Policy in all respects.

Signature:____________________________                             Date:_______________________

Print Name:___________________________

Appendix 6

MFG FUNDS, INC. AND

MAGELLAN INVESTMENT

PARTNERS NORTH AMERICA, INC.

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF
ETHICS AND PERSONAL TRADING POLICY

(to be completed by all Access Persons, other than Independent Directors, Annually)

I certify that during the past year:

•	I have read and understand the MFG Funds, Inc. and Magellan Investment Partners North America, Inc. Code of Ethics and Personal Trading Policy and recognize that I am subject to the Code of Ethics and Personal Trading Policy; and

•	To the best of my knowledge, I have complied with the Code of Ethics and Personal Trading Policy in all respects.

☐ Yes      ☐ No

If no, please confirm if this non-compliance was reported to the Funds’ CCO, or his/her designee, or the applicable Company and provide any explanation in the space below.

Signature:__________________________                                        Date:_______________________________

Print Name:_________________________

Appendix 7

MFG FUNDS, INC. AND

MAGELLAN INVESTMENT
PARTNERS NORTH AMERICA, INC.

INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT

For new Access Persons completing their initial Portfolio Holdings Report, this form must be submitted manually. For all other Access Persons completing this form annually, the form may be submitted manually or on BasisCode.

Print Name:

Signature:	Date:

I am reporting below all security holdings information as defined by and required to be reported pursuant to the Code of Ethics and Personal Trading Policy. The securities reported are current within 45 days of the date of this report. This report has been submitted by July 31 to_________________________________________________________________________________.

If I am a new Access Person, I am required to complete this form within 10 days of becoming an Access Person. I am also required to report all Investment Accounts in which I have a direct or indirect beneficial ownership interest.

Portfolio Holdings Required to be Reported:

I am required to report holdings of all securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics and Personal Trading Policy including shares of Reportable Funds and Exchange Traded Funds.

Portfolio Holdings not Required to be Reported:

I am not required to report holdings in the following securities or investments: registered open end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds, physical commodities, currencies, currency forward contracts and repurchase agreements.

Questions regarding this form can be directed to ________________________________.

Portfolio Holdings Information

Check one or more applicable boxes:

☐ I have no reportable securities holdings.

☐ The CCO is in receipt of investment account statements reflecting my securities holdings.

☐ I have reportable securities holdings, as disclosed below (attach additional sheets as necessary).

☐ I have reportable securities holdings, as disclosed in the attached investment statements.

☐ I have investments in private placements, as disclosed on the attached separate sheet.

☐ I have included a brief description of the security, principal amount and name of security.

Account Name	Security Name, Type and Ticker/CUSIP	Number of Shares/Par	Principal Amount	Broker or Bank Name	Account Number

Reviewed date:_______________________           Signature:______________________